                                 GOLD BANK FUNDS

                              OFFICER'S CERTIFICATE

THE  UNDERSIGNED,  Secretary of Gold Bank Funds (the  "Trust"),  a  multi-series
Delaware business trust registered as an open-end, management investment company under the Investment  Company Act of 1940, as amended,  does hereby certify that the following preambles and resolutions designating two initial series of shares of  beneficial  interest  of the Trust were duly  adopted at the  organizational meeting of the Board of Trustees  of the Trust held on December 5, 2001,  all in accordance  with the laws of the State of Delaware  and pursuant to Article III,
Sections 1, 5 and 6 of the Trust's  Agreement and Declaration of Trust, and that such  resolutions are incorporated by reference into the Declaration of Trust in accordance with Article III, Section 6 thereof:

     WHEREAS, Section 1 of Article III of the Agreement and Declaration of Trust
     of the Trust provides that the beneficial  interest of the Trust is divided into an unlimited  number of shares of beneficial  interest,  no par value, and Section 6 of Article III authorizes the Board of Trustees to divide the shares  into  separate  series,  and to further  divide  such  series  into separate classes of shares, with such variations in the relative rights and preferences  between the different  series or classes as shall be fixed and determined by the Trustees; and

     WHEREAS, the Board desires to establish and designate two initial series of shares of beneficial interest in the Trust.

     NOW, THEREFORE, IT IS

     RESOLVED,  that,  pursuant  to  Article  III,  Section  6,  of the  Trust's
     Agreement  and  Declaration  of Trust,  a series  of  shares of  beneficial interest in the Trust is hereby established and designated as the Gold Bank
     Equity  Fund  series,  and an  unlimited  number of  shares  of  beneficial interest are hereby  classified and allocated to such series,  all with the relative  rights  and  preferences  as  set  forth  in  the  Agreement  and
     Declaration of Trust or any amendments thereto; and it is further

     RESOLVED, that pursuant to Article III, Section 6, of the Trust's Agreement and Declaration of Trust, a series of shares of beneficial  interest in the
     Trust is hereby  established  and  designated as the Gold Bank Money Market
     Fund series,  and an unlimited number of shares of beneficial  interest are hereby  classified  and  allocated  to such  series,  all with the relative rights and  preferences  as set forth in the Agreement and  Declaration  of
     Trust or any amendments thereto; and it is further

     RESOLVED,  that the appropriate  officers of the Trust be, and each of them hereby is, authorized and directed to prepare a certificate  evidencing the
     Board's above  designation  of the Trust's two initial  series of shares of beneficial interest and to insert a copy of such certificate in the Trust's minute book and to see that a copy is kept at the Trust's  principal office for the transaction of its business.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand as such  officer of the
Trust as of this 5th day of December 2001.

                                        GOLD BANK FUNDS

                                        By: /s/ Martin A. Cramer
                                           -------------------------------------
                                           Name:  Martin A. Cramer

Filed with the minutes of the proceedings of the Trust this 5th day of December,
2001